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                           EXHIBIT 5
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                              November 21, 1996



Union Pacific Corporation
Eighth and Eaton Avenues
Bethlehem, PA 18018

     Re:  Registration Statement on Form S-8
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Dear Sirs:

     As Assistant General Counsel of Union Pacific Corporation, a Utah corporation (the "Company"), I am familiar with the registration under the Securities Act of 1933, as amended (the "Act"), of 11,896,800 shares of the common stock, $2.50 par value per share of the Company ("Common Stock"), issuable or deliverable by the Company as Retention Shares or upon the exercise of Options or surrender of stock appreciation rights granted or to be granted under the Company's 1993 Stock Option and Retention Stock Plan (the "Plan").

     In connection therewith, I have participated in the preparation of the Registration Statement on Form S-8 relating to the registration under the Act of the above-mentioned shares of Common Stock, which is being filed this date with the Securities and Exchange Commission, and I have supervised and am familiar with all corporate and shareholder proceedings taken to date in connection with the authorization and approval of the Plan.

     I have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made such investigation of law as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. Unless otherwise defined herein, terms used herein shall have the same meanings as defined in the Plan.

     Based upon the foregoing, I am of the opinion that:

          The 11,896,800 shares of Common Stock offered under the Plan pursuant to Options, stock appreciation rights or Retention Shares granted or to be granted under the Plan when issued or delivered and sold pursuant to the exercise of Options, the surrender of related stock appreciation rights or grant of Retention Shares and for the consideration (not less than the par value thereof in the case of options) contemplated by such Plan will be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the reference made to me in the Registration Statement on Form S-8 filed the date hereof and to the filing of this opinion as Exhibit 5 to such Registration Statement.

                              Very truly yours,

                              /s/ Richard J. Ressler